Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

424I

VS TRUST

No.	Description	Value
1.	Name of the issuer	VS Trust
2.	Business address of Issuer	c/o Volatility Shares LLC 2000 PGA Boulevard, Suite 4440 Palm Beach Gardens, FL 33408
3.	Securities Act file number(s) of the registration statement(s) associated with the offering	333-248430
4.	If applicable, the date on which the issuer ceased operations or was deemed to cease operations, pursuant to Rule 456(d)(4)
5.	Last day of the fiscal year for the issuer for which the prospectus is filed	2025-12-31
Calculation of Registration Fee (Item 1):
6.	Name of the securities for which the prospectus is filed	-1x Short VIX Futures ETF 2x Long VIX Futures ETF
7.	Aggregate sale price of securities sold during the fiscal year	4,163,033,056.00
8.	Aggregate redemption or repurchase price of securities redeemed or repurchased during the fiscal year	3,499,656,098.68
9.	Aggregate redemption or repurchase price of securities redeemed or repurchased during any prior fiscal year ending no earlier than August 1, 2021, that were not used previously to reduce registration fees payable to the Commission	0.00
10.	Net sales amount	663,376,957.32
11.	Amount of redemption credits available for use in future years to offset sales	0.00
12.	Fee Rate (multiplier for determining registration fee)	0.0001381
13.	Registration fee due (exclusive of any interest due)	91,612.36
14.	Note	Aggregate purchase and redemption prices set forth herein reflect the period between January 1, 2025 and December 31, 2025.
Fees Summary:
15.	Total Registration Fees (exclusive of any interest due)	91,612.36
16.	Interest due pursuant to Rule 456(d)(5) if the prospectus is being filed more than 90 days after the end of the issuer's fiscal year
17.	Total amount of registration fee due, including any interest due, if the prospectus is being filed more than 90 days after the end of the issuer's fiscal year
18.	Total Fee Offsets	0.00
19.	Net amount of registration fee due (including any interest due if the prospectus is being filed more than 90 days after the end of the issuer's fiscal year) after offsets	91,612.36